As filed with the Securities and Exchange Commission on August 16, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYTOSORBENTS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0373793 (I.R.S. Employer Identification No.)
305 College Road East Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

AMENDED AND RESTATED CYTOSORBENTS CORPORATION 2014 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Phillip Chan, MD Chief Executive Officer CytoSorbents Corporation 305 College Road East Princeton, New Jersey 08540 (732) 329-8885	David C. Schwartz, Esq. Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, New Jersey 08540 (609) 919-6600
(Name, address, telephone number, including area code, of agent for service)	(With copies to)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 (this “Registration Statement”) for the purpose of registering 8,145,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), which may be issued by the Registrant as more particularly described below.

Plan Shares

The Board of Directors of the Registrant approved an amendment (the “Amendment”) to the Amended and Restated CytoSorbents Corporation 2014 Long-Term Incentive Plan, as amended and restated effective April 12, 2019 (the “Plan”). The Amendment was subsequently approved by the Registrant’s stockholders at the Registrant’s 2024 Annual Meeting of Stockholders held on June 6, 2024. The Amendment increased the number of shares of Common Stock to be reserved and authorized for issuance under the Plan by 7,500,000 shares to 20,900,000 shares of Common Stock.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements filed by the Registrant with the Securities and Exchange Commission (the “Commission”) (File Nos. 333-203244, 333-220630, and 333-233459), with respect to securities offered pursuant to the Amended and Restated CytoSorbents Corporation 2014 Long-Term Incentive Plan are hereby incorporated by reference to the extent not otherwise amended or superseded by the contents hereof.

Inducement Awards

On August 14, 2024, the Registrant entered into that certain Employment Agreement by and between the Registrant and the Chief Financial Officer of the Registrant, Peter J. Mariani (the “Mariani Employment Agreement”), pursuant to which the Registrant issued to Mr. Mariani (i) 295,000 shares of Common Stock of the Registrant, which may be issued pursuant to certain inducement nonstatutory stock option awards made to Mr. Mariani in accordance with the provisions set forth in the Mariani Employment Agreement and the inducement grant exception under NASDAQ Listing Rule 5635(c)(4) and (ii) 350,000 shares of Common Stock of the Registrant, which may be issued pursuant to the inducement restricted stock unit award made to Mr. Mariani in accordance with the provisions set forth in the Mariani Employment Agreement and the inducement grant exception under NASDAQ Listing Rule 5635(c)(4).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 15, 2024;

(2)	The Registrant’s Definitive Proxy Statement, filed with the Commission on April 19, 2024 (but only with respect to information required by Part III of its Annual Report on Form 10-K for the year ended December 31, 2023, which information updated and superseded information included in Part III of its Annual Report on Form 10-K for the year ended December 31, 2023);

(3)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 9, 2024 and for the fiscal quarter ended on June 30, 2024, filed with the Commission on August 13, 2024;

(4)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 17, 2024, March 15, 2024, April 3, 2024, May 6, 2024, May 9, 2024, May 22, 2024, June 10, 2024, July 5, 2024, August 1, 2024, August 14, 2024, and August 16, 2024 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(5)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on December 17, 2014, pursuant to Rule 12g-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 15, 2024, including any amendment or report filed for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT INDEX

Exhibit number	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel for the Registrant, (filed herewith).

10.1	Employment Agreement by and between the Registrant and Peter Mariani (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 16, 2024)

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

23.2	Consent of WithumSmith+Brown, PC, the Registrant’s Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (included on signature page).

99.1	Restricted Stock Unit Award Agreement (Inducement Award), dated as of August 14, 2024, by and between the Registrant and Peter Mariani (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 16, 2024)

99.2	Nonstatutory Option Award Agreement (Inducement Award), dated as of August 14, 2024, by and between the Registrant and Peter Mariani (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 16, 2024)

99.3	Nonstatutory Option Award Agreement (Inducement Award), dated as of August 14, 2024, by and between the Registrant and Peter Mariani (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 16, 2024)

107	Filing Fee Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, August 16, 2024.

CYTOSORBENTS CORPORATION

By:	/s/ Dr. Phillip P. Chan
Name:	Dr. Phillip P. Chan
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of CytoSorbents Corporation, hereby severally constitute and appoint Phillip P. Chan and Peter J. Mariani, our true and lawful attorneys, with full power to each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable CytoSorbents Corporation to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael G. Bator	Chairman of the Board of Directors	August 16, 2024
Michael G. Bator

/s/ Dr. Phillip P. Chan	Chief Executive Officer (Principal Executive Officer) and Director	August 16, 2024
Dr. Philip P. Chan

/s/ Peter J. Mariani	Chief Financial Officer (Principal Financial and Accounting Officer)	August 16, 2024
Peter J. Mariani

/s/ Alan D. Sobel	Director	August 16, 2024
Alan D. Sobel

/s/ Edward R. Jones	Director	August 16, 2024
Edward R. Jones

/s/ Jiny Kim	Director	August 16, 2024
Jiny Kim